UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(I.R.S. Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices)(Zip Code)

(281) 258-4400

(Company's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

The audit committee of the board of directors of SAExploration Holdings, Inc., a Delaware corporation (the “Company”), recently completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The audit committee invited several firms to participate in this process. As a result of this process and following careful deliberation, on August 21, 2014, the audit committee dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm.

The reports of Grant Thornton on the Company's consolidated financial statements as of and for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2013 and 2012, and the subsequent interim period through August 21, 2014, (i) there were no disagreements, as contemplated by Item 304(a)(1)(iv) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”), with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference to the subject matter thereof in connection with its reports for such years; or (ii) except for the material weaknesses described below, there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has experienced material weaknesses in its internal control over financial reporting during its fiscal years ending December 31, 2013 and 2012, and during the subsequent interim period through August 21, 2014. The Company described the material weaknesses in Item 9A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The Company’s audit committee has discussed the material weaknesses in its internal control over financial reporting with Grant Thornton and has authorized Grant Thornton to respond fully to the inquiries of PKF concerning such material weaknesses.

The Company provided Grant Thornton with a copy of the disclosures it is making in this Current Report on Form 8-K, and requested from Grant Thornton a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures. A copy of Grant Thornton's letter dated August 26, 2014 is attached as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm.

On August 21, 2014, the Company, with the approval and recommendation of its audit committee, engaged PKF Certified Public Accountants, a Professional Corporation (“PKF”), to serve as the Company's independent registered public accounting firm for the remainder of the year ending December 31, 2014. During the years ended December 31, 2013 and 2012, and the subsequent interim period through August 21, 2014, the Company did not consult with PKF regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that PKF concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as contemplated by Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from Grant Thornton LLP dated August 26, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2014	SAExploration Holdings, Inc.
	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary

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